December 2014 Commercial Real Estate

Safe Harbor F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities (RMBS), the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights (MSR), the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions and investments in MSR. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Mission Based Strategy OUR MISSION IS TO BE RECOGNIZED AS THE INDUSTRY-LEADING MORTGAGE REIT • Provider of permanent capital to the U.S. residential and commercial mortgage markets BENEFIT OF OUR HYBRID MORTGAGE REIT MODEL: • Flexibility to take advantage of opportunities across the residential and commercial mortgage markets, including: ― RMBS (Agency and non-Agency) ― Residential mortgage loans ― MSR ― Commercial Real Estate ― Other financial assets IMPERATIVES: • Rigorous risk management system • Strong administrative infrastructure • Best practice disclosure and corporate governance • Logically diversify business for benefit of stockholders 3

Two Harbors Today 4 OVERVIEW • Largest hybrid mortgage REIT with market cap of approximately $3.5 billion(1) • Total stockholder return of 112% since inception(2) • Performance driven by: ― Rigorous asset selection ― Sophisticated risk mitigation strategies • Portfolio of $14.3 billion as of September 30, 2014 • Externally managed by a subsidiary of Pine River Capital Management, a global asset management firm (1) As of September 30, 2014. (2) Total stockholder return is defined as stock price appreciation including dividends from October 29, 2009 through September 30, 2014. Source: Bloomberg.

Commercial Real Estate Loan Market OPPORTUNIT Y TO DIVERSIFY TWO HARBORS’ PORTFOL IO • More than $3.0 trillion commercial real estate loan market, with over $1.5 trillion maturing over the next several years(1); and further borrowing needs arising from increased sale transaction volume • Banks and other traditional lenders are facing regulatory and oversight constraints, including limits on the extent of leverage • Floating-rate loans provide potential upside in a rising interest rate environment • Expected returns are attractive 5 (1) Source: Trepp and Goldman Sachs Investment Research. HISTORICAL AND PROJECTED CRE DEBT MATURITIES(1) $0 $100 $200 $300 $400 C o m m er ci al M o rt ga ge M at u ri ti es ( $ in b ill io n s)

Commercial Real Estate

INITIAL TWO HARBORS ALLOCATION OF $500 MILLION EQUITY CAPITAL

- Target assets to include first mortgage loans, mezzanine loans, b-notes and preferred equity
  - U.S.-domiciled
  - Property types typically include:
    - Office, multifamily, retail, industrial, hospitality, and self-storage
- Typical loan amounts range from $10 to $100 million
  - Properties securing associated loans are primarily located in the top 50 MSAs
- Loan terms generally 3 to 10 years; majority will bear interest on a floating-rate basis

PINE RIVER HIRED EXPERIENCED COMMERCIAL REAL ESTATE TEAM

- Jack Taylor, Stephen Alpart and Steven Plust recently joined Pine River from Prudential Real Estate Investors
- Broad experience across multiple segments of the commercial real estate market
- Team has worked together for over a decade

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Pine River Commercial Real Estate Team 7 JACK TAYLOR – GLOBAL HEAD OF COMMERCIAL REAL ESTATE Jack Taylor has served as Global Head of Commercial Real Estate of Pine River since November 2014. Prior to joining Pine River, Mr. Taylor served as a Managing Director and Head of the Global Real Estate Finance business for Prudential Real Estate Investors. Mr. Taylor joined Prudential in May 2009 to establish the integrated global debt funds platform, and was responsible for strategic planning, product development, client relations and the investment activities of the group. Mr. Taylor was also a member of the Global Management Committee and chaired the Global Investment Committee for debt and equity. From 2003 to 2007, Mr. Taylor was a partner at Five Mile Capital Partners LLC and the portfolio manager for its flagship structured income fund. Prior to Five Mile Capital Partners LLC, he was co-head of real estate investment banking for the Americas and Europe at UBS, led the Real Estate Group at Paine Webber and served on the firm's Operating Committee. Previously, Mr. Taylor was head trader and manager of the CMBS and Principal Commercial Mortgage businesses for Kidder, Peabody & Co., Inc. Mr. Taylor was a founding governor of the Commercial Mortgage Securities Association (now the Commercial Real Estate Finance Council) and a member of the President's Council of the Real Estate Roundtable. Mr. Taylor received a J.D. from Yale Law School, a MSc. in international relations from the London School of Economics and Political Science, and B.A. in philosophy from the University of Illinois.

Pine River Commercial Real Estate Team (Continued) 8 STEPHEN ALPART – MANAGING DIRECTOR Stephen Alpart has served as Managing Director of Commercial Real Estate of Pine River since November 2014. Prior to joining Pine River, Mr. Alpart served as a Managing Director for Prudential Real Estate Investors. Mr. Alpart joined Prudential Real Estate Investors in 2009 to establish the global debt funds platform. Mr. Alpart was a Portfolio Manager and a member of the Debt Investment Committee and was responsible for investment activities. Mr. Alpart has worked in real estate finance and debt investing for over 20 years in a variety of functions, including third party funds management, proprietary on-balance sheet lending, transaction advisory, loan syndications and loan sales, and workouts/restructurings. Areas of responsibility have included product development, fundraising, origination, underwriting credit review, structuring, pricing, deal terms, document negotiation, and asset and portfolio management. Mr. Alpart received an M.B.A. in Finance and Real Estate from New York University and a B.S. in Business Administration from Washington University. STEVEN PLUST – MANAGING DIRECTOR Steven Plust has served as Managing Director of Commercial Real Estate of Pine River since November 2014. Prior to joining Pine River, Mr. Plust served as a Managing Director for Prudential Real Estate Investors. Mr. Plust joined Prudential Real Estate Investors in 2009 to establish the global debt funds platform. Mr. Plust was a Portfolio Manager and a member of the Debt Investment Committee and was responsible for investment activities. Mr. Plust has over 25 years of experience in real estate finance and capital markets. Mr. Plust was an active advisor to the Resolution Trust Corporation (RTC) in the development and implementation of their securitization programs, with over $16 billion in advisory and underwriting assignments. Mr. Plust received an M.B.A. in Finance from Columbia University and a B.S. in Chemistry from Rensselaer Polytechnic Institute.